Exhibit (d)(3)

THERAVANCE BIOPHARMA, INC. 2013 EQUITY INCENTIVE PLAN

NOTICE OF RESTRICTED SHARE UNIT AWARD

You have been granted the number of restricted share units indicated below by Theravance Biopharma, Inc. (the “Company”) on the following terms:

Name:	«Name»

Restricted Share Unit Award Details:

Date of Grant:	«DateGrant»
Restricted Share Units:	«TotalShares»

Each restricted share unit (the “restricted share unit”) represents the right to receive one Ordinary Share of the Company subject to the terms and conditions contained in the Restricted Share Unit Agreement (the “Agreement”).

Vesting Schedule:

Vesting is dependent upon continuous service as an Employee or Consultant (“Service”) throughout the vesting period.  The restricted share units will vest as follows:                                   , provided that you remain in continuous Service through each such date.

You and the Company agree that your right to receive the restricted share units is granted under and governed by the terms and conditions of the Theravance Biopharma, Inc. 2013 Equity Incentive Plan (the “Plan”) and of the Agreement that is attached to and made a part of this document.  Capitalized terms not defined herein have the meaning ascribed to such terms in the Plan.

You agree that the Company may deliver by email all documents relating to the Plan or this award (including, without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements).  You also agree that the Company may deliver these documents by posting them on a web site maintained by the Company or by a third party under contract with the Company.  If the Company posts these documents on a web site, it will notify you by email.

You agree to cover the applicable withholding taxes as set forth more fully herein.  In connection with your receipt of the restricted share units, you are simultaneously entering into a trading arrangement that complies with the requirements of Rule 10b5-1(c)(1) under the Securities Exchange Act of 1934 (a “10b5-1 Plan”).  As of the date of the Agreement, you are not aware of any material nonpublic information concerning the Company or its securities, or, as of the date any sales are effected pursuant to the 10b5-1 Plan, you will not effect such sales on the basis of material nonpublic information about the securities or the Company of which you were aware at the time you entered into the Agreement.

THERAVANCE BIOPHARMA, INC. 2013 EQUITY INCENTIVE PLAN:
RESTRICTED SHARE UNIT AGREEMENT

Grant of Units

Subject to all of the terms and conditions set forth in the Notice of Restricted Share Unit Award, this Restricted Share Unit Agreement (the “Agreement”) and the Plan, the Company has granted to you the number of restricted share units set forth in the Notice of Restricted Share Unit Award.

Payment for Units	No payment is required for the restricted share units you are receiving.

Nature of Units

Your restricted share units are bookkeeping entries. They represent only the Company’s unfunded and unsecured promise to issue Ordinary Shares on a future date. As a holder of restricted share units, you have no rights other than the rights of a general creditor of the Company.

Settlement of Units

Each of your restricted share units will be settled when it vests (unless you and the Company have agreed to a later settlement date pursuant to procedures that the Company may prescribe at its discretion).

At the time of settlement, you will receive one Ordinary Share for each vested restricted share unit.

Vesting

The restricted share units that you are receiving will vest as shown in the Notice of Restricted Share Unit Award.

In addition, the restricted share units will vest in full if the Company is subject to a “Change in Control” (as defined in the Plan) before your Service terminates and the restricted share units are not assumed or replaced with a new award as set forth in Section 10.1 of the Plan. In addition, the restricted share units shall vest in full if the Company is subject to a Change in Control before your Service terminates, and you are subject to an Involuntary Termination (as defined below) within 24 months after the Change in Control.

For purposes of this Agreement, “Cause” means (i) the unauthorized use or disclosure of the confidential information or trade secrets of the Company, a Parent, a Subsidiary or an Affiliate, which use causes material harm to the Company, a Parent, a Subsidiary or an Affiliate, (ii) conviction of a felony under the laws of the United States or any state thereof, (iii) gross negligence or (iv) repeated failure to perform lawful assigned duties for thirty days after receiving written notification from the Board of Directors.

For purposes of this Agreement, “Involuntary Termination” means a termination of your Service by reason of:

(a) an involuntary dismissal or discharge by the Company (or Parent, Subsidiary or Affiliate employing you) for reasons other than for Cause; or

(b) your voluntary resignation following one of the following that is effected by the Company (or the Parent, Subsidiary or Affiliate employing you) without your consent (i) a change in your position with the Company (or the Parent, Subsidiary or Affiliate employing you) which materially reduces your level of responsibility, (ii) a material reduction in your base compensation or (iii) a relocation of your workplace by more than fifty miles from your workplace immediately prior to the Change in Control that also materially increases your one-way commute, provided that in either case a “separation from service” (as defined in the regulations under Code Section 409A) occurs. In order for your resignation under clause (b) to constitute an “Involuntary Termination,” all of the following requirements must be satisfied: (1) you must provide notice to the Company of your intent to resign and assert an Involuntary Termination pursuant to clause (b) within 90 days of the initial existence of one or more of the conditions set forth in subclauses (i) through (iii), (2) the Company (or the Parent, Subsidiary or Affiliate employing you) will have 30 days from the date of such notice to remedy the condition and, if it does so, you may withdraw your resignation or resign without any vesting acceleration, and (3) any termination of Service under clause (b) must occur within two years of the initial existence of one or more of the conditions set forth in subclauses (i) through (iii). Should the Company (or the Parent, Subsidiary or Affiliate employing you) remedy the condition as set forth above and then one or more of the conditions arises again within two years following the occurrence of a Change in Control, you may assert clause (b) again subject to all of the conditions set forth herein.

For purposes of this Agreement, “Service” means your continuous service as an Employee or Consultant.

Notwithstanding the foregoing, if you are or become eligible to participate in the Company’s Change in Control Severance Plan (the “Severance Plan”), the vesting acceleration provisions in the Severance Plan shall apply instead of those contained herein.

No additional restricted share units vest after your Service has terminated for any reason, except as set forth in the Severance Plan to the extent you are eligible for benefits thereunder. It is intended that vesting in the restricted share units is commensurate with a full-time work schedule. For possible adjustments that may be made by the Company, see the Section below entitled “Leaves of Absence and Part-Time Work.”

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Forfeiture

If your Service terminates for any reason, then your restricted share units that have not vested before the termination date and do not vest as a result of the termination pursuant to this Agreement or as set forth on the Notice of Restricted Share Unit Award will be forfeited. This means that the restricted share units will revert to the Company. You receive no payment for restricted share units that are forfeited. The Company determines when your Service terminates for all purposes of your restricted share units.

Leaves of Absence and Part-Time Work

For purposes of this award, your Service does not terminate when you go on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company (or the Parent, Subsidiary or Affiliate employing you) in writing. If your leave of absence (other than a military leave) lasts for more than 6 months, then vesting will be suspended on the day that is 6 months and 1 day after the leave of absence began. Vesting will resume effective as of the second vesting date after you return from leave of absence provided you have worked at least one day during that vesting period.

In the case of all leaves, your Service terminates when the approved leave ends, unless you immediately return to active work.

If you and the Company (or the Parent, Subsidiary or Affiliate employing you) agree to a reduction in your scheduled work hours, then the Company reserves the right to modify the rate at which the restricted share units vest, so that the rate of vesting is commensurate with your reduced work schedule.

The Company shall not be required to adjust any vesting schedule pursuant to this subsection.

Share Certificates

No Ordinary Shares shall be issued to you prior to the date on which the restricted share units vest. After any restricted share units vest pursuant to this Agreement, the Company shall promptly cause to be issued in book-entry form, registered in your name or in the name of your legal representatives, beneficiaries or heirs, as the case may be, in the register of members of the Company, the number of Ordinary Shares representing your vested restricted share units. No fractional shares shall be issued.

Section 409A

Unless you and the Company have agreed to a deferred settlement date (pursuant to procedures that the Company may prescribe at its discretion), settlement of these restricted share units is intended to be exempt from the application of Code Section 409A pursuant to the “short-term deferral exemption” in Treasury Regulation 1.409A-1(b)(4) and shall be administrated and interpreted in a manner that complies with such exemption.

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Notwithstanding the foregoing, to the extent it is determined that settlement of these restricted share units is not exempt from Code Section 409A as a short-term deferral or otherwise and the Company determines that you are a “specified employee,” as defined in the regulations under Code Section 409A, at the time of your “separation from service,” as defined in those regulations, then any restricted share units that otherwise would have been settled during the first six months following your separation from service will instead be settled on the first business day following the earlier of the six-month anniversary of your separation from service or your death, unless the event triggering vesting is an event other than your separation from service.

No Shareholder Rights

The restricted share units do not entitle you to any of the rights of a shareholder of Ordinary Shares (except as set forth below under “Dividend Equivalent Rights”). Upon settlement of the restricted share units into Ordinary Shares, you will obtain full voting and other rights as a shareholder of the Company.

Dividend Equivalent Rights

In the event the Company pays a cash dividend on its Ordinary Shares, in accordance with the memorandum and articles of association of the Company and subject to applicable law, prior to the vesting and settlement of these restricted share units, the Company shall credit you with a dollar amount equal to (i) the per share cash dividend paid by the Company on one Ordinary Share multiplied by (ii) the total number of Ordinary Shares underlying the unvested restricted share units that are outstanding on the record date for that dividend (a “Dividend Equivalent Right”). Any Dividend Equivalent Rights credited pursuant to the preceding sentence shall be subject to the same terms and conditions, including vesting, as the restricted share units to which they relate; provided, however, that they will be paid in cash, subject to availability of sufficient profits or share premium of the Company, upon vesting of the underlying restricted share units. No crediting of Dividend Equivalent Rights shall be made with respect to any restricted share units which, as of the record date for that dividend, have either vested and settled or were forfeited in accordance with this Agreement.

Units Restricted

You may not sell, transfer, pledge or otherwise dispose of any restricted share units or rights under this Agreement other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, you may designate a beneficiary or beneficiaries to receive any property distributable with respect to the restricted share units upon your death. A beneficiary designation must be filed with the Company on the proper form.

Withholding Taxes	No shares will be distributed to you unless you have made arrangements acceptable to the Company (and/or the Parent, Subsidiary or Affiliate employing you) to pay any withholding taxes

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that may be due as a result of the vesting and/or settlement of this award (“Tax Withholding Obligations”). Prior to the relevant taxable event, you shall pay or make adequate arrangements satisfactory to the Company (and/or the Parent, Subsidiary or Affiliate employing you) to satisfy the Tax Withholding Obligations.

You authorize the Company to instruct the broker whom it has selected for this purpose to sell a number of Ordinary Shares to be issued upon the vesting of your restricted share units or a lesser number necessary to meet the Tax Withholding Obligations. Such sales shall be effected at a market price following the date that the restricted share units vest (unless you and the Company have agreed to a later settlement date pursuant to procedures that the Company may prescribe at its discretion).

You acknowledge that the proceeds of any such sale may not be sufficient to satisfy the Tax Withholding Obligations. To the extent the proceeds from such sale are insufficient to cover the Tax Withholding Obligations, the Company (or the Parent, Subsidiary or Affiliate employing you) may in its discretion (a) withhold the balance of the Tax Withholding Obligations from your wages or other cash compensation paid to you by the Company (or the Parent, Subsidiary or Affiliate employing you) and/or (b) withhold in Ordinary Shares, provided that the Company only withholds an amount of shares not in excess of the amount necessary to satisfy the minimum withholding amount. The fair market value of withheld shares, determined as of the date taxes otherwise would have been withheld in cash, will be applied against the Tax Withholding Obligations. If the Company satisfies the Tax Withholding Obligations by withholding a number of Ordinary Shares as described above, you are deemed to have been issued the full number of shares subject to the award of restricted share units.

Rule 10b5-1 Plan

You acknowledge that the instruction to the broker to sell in the foregoing section is intended to comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Securities Exchange Act of 1934 (the “Exchange Act”), and to be interpreted to comply with the requirements of Rule 10b5-1(c)(1) under the Exchange Act (a “10b5-1 Plan”). This 10b5-1 Plan is adopted to be effective as of the first date on which the restricted share units vest. This 10b5-1 Plan is being adopted to permit you to sell a number of shares awarded upon the vesting of restricted share units sufficient to pay the Tax Withholding Obligations that become due as a result of this award or the vesting of the restricted share units or, if you elect within thirty days following notification via the broker whom the Company has selected for this purpose of your restricted share unit award, to permit you to sell all of the vested restricted share units. You hereby appoint the Company as your agent and attorney-in-fact to instruct the broker with respect to the number of shares to be sold under this 10b5-1 Plan.

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You hereby authorize the broker to sell the number of Ordinary Shares determined as set forth above and acknowledge that the broker is under no obligation to arrange for such sale at any particular price. You acknowledge that the broker may aggregate your sales with sales occurring on the same day that are effected on behalf of other Company employees pursuant to sales of shares vesting under Company options, restricted share awards or restricted share unit awards and your proceeds will be based on a blended price for all such sales. You acknowledge that you will be responsible for all brokerage fees and other costs of sale, and you agree to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale. You acknowledge that it may not be possible to sell Ordinary Shares during the term of this 10b5-1 Plan due to (a) a legal or contractual restriction applicable to you or to the broker, (b) a market disruption, (c) rules governing order execution priority on the Nasdaq Global Market, (d) a sale effected pursuant to this 10b5-1 Plan that fails to comply (or in the reasonable opinion of the broker’s counsel is likely not to comply) with Rule 144 under the Securities Act of 1933, if applicable, or (e) if the Company determines that sales may not be effected under this 10b5-1 Plan. You acknowledge that this 10b5-1 Plan is subject to the terms of any policy adopted now or hereafter by the Company governing the adoption of 10b5-1 plans.

Restrictions on Issuance	The Company will not issue shares to you if the issuance of shares at that time would violate any law or regulation.

Restrictions on Resale

You agree not to sell any Ordinary Shares you receive under this Agreement at a time when applicable laws, regulations, Company trading policies (including the Company’s Insider Trading Policy, a copy of which can be found on the Company’s intranet) or an agreement between the Company and its underwriters prohibit a sale. This restriction will apply as long as your Service continues and for such period of time after the termination of your Service as the Company may specify.

No Retention Rights

Your award or this Agreement does not give you the right to be employed or retained by the Company (or a Parent, Subsidiary or Affiliate) in any capacity. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate your Service at any time, with or without cause.

Recoupment Policy	This award, and the shares acquired upon settlement of this award, shall be subject to any Company recoupment policy in effect from time to time.

Adjustments	In the event of a share split, a share dividend or a similar change in the Ordinary Shares, the number of restricted share units may be adjusted pursuant to the Plan.

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Effect of Significant Corporate Transactions

If the Company is a party to a merger, consolidation or certain change in control transactions, then this award will be subject to the applicable provisions of Article XI of the Plan, provided that any action taken must either (a) preserve the exemption of your restricted share units from Section 409A of the Code or (b) comply with Section 409A of the Code.

Applicable Law	This Agreement will be interpreted and enforced with respect to issues of contract law under the laws of the Cayman Islands (without regard to its choice-of-law provisions).

The Plan and Other Agreements

The text of the Plan is incorporated in this Agreement by reference. A copy of the Plan is available on the Company’s intranet or by request to the Finance Department. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

This Agreement, the Notice of Restricted Share Unit Award, and the Plan constitute the entire understanding between you and the Company regarding this award. Any prior agreements, commitments or negotiations concerning this award are superseded. This Agreement may be amended only by another written agreement between the parties.

BY ACCEPTING THIS RESTRICTED SHARE UNIT AWARD, YOU AGREE TO

ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.

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UK Form of RSU for Non-Executive Officers

THERAVANCE BIOPHARMA, INC. 2013 EQUITY INCENTIVE PLAN

NOTICE OF RESTRICTED SHARE UNIT AWARD

You have been granted the number of restricted share units indicated below by Theravance Biopharma, Inc. (the “Company”) on the following terms:

Name:	«Name»

Restricted Share Unit Award Details:

Date of Grant:	«DateGrant»
Restricted Share Units:	«TotalShares»

Each restricted share unit (the “restricted share unit”) represents the right to receive one Ordinary Share of the Company subject to the terms and conditions contained in the Restricted Share Unit Agreement (the “Agreement”).

Vesting Schedule:

Vesting is dependent upon continuous service as an Employee or Consultant (“Service”) throughout the vesting period.  The restricted share units will vest as follows:                             , provided that you remain in continuous Service through each such date.

You and the Company agree that your right to receive the restricted share units is granted under and governed by the terms and conditions of the Theravance Biopharma, Inc. 2013 Equity Incentive Plan (the “Plan”), the UK Addendum thereto and the Agreement that is attached to and made a part of this document.  Capitalized terms not defined herein have the meaning ascribed to such terms in the Plan or the UK Addendum thereto.

You agree that the Company may deliver by email all documents relating to the Plan or this award (including, without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements).  You also agree that the Company may deliver these documents by posting them on a web site maintained by the Company or by a third party under contract with the Company.  If the Company posts these documents on a web site, it will notify you by email.

You agree to cover the Tax Liabilities as set forth more fully herein.  In connection with your receipt of the restricted share units, you are simultaneously entering into a trading arrangement that complies with the requirements of Rule 10b5-1(c)(1) under the Securities Exchange Act of 1934 (a “10b5-1 Plan”).  As of the date of the Agreement, you are not aware of any material nonpublic information concerning the Company or its securities, or, as of the date any sales are effected pursuant to the 10b5-1 Plan, you will not effect such sales on the basis of material nonpublic information about the securities or the Company of which you were aware at the time you entered into the Agreement.

THERAVANCE BIOPHARMA, INC. 2013 EQUITY INCENTIVE PLAN:
RESTRICTED SHARE UNIT AGREEMENT

Grant of Units

Subject to all of the terms and conditions set forth in the Notice of Restricted Share Unit Award, this Restricted Share Unit Agreement (the “Agreement”), the Plan and the UK Addendum thereto, the Company has granted to you the number of restricted share units set forth in the Notice of Restricted Share Unit Award. It is a condition of grant that you enter into an agreement in such form agreed by HM Revenue & Customs with the Company or relevant Parent, Subsidiary or Affiliate who employs you, whereby the employer’s liability for Secondary Class 1 national insurance contributions arising in connection with the Restricted Share Units is transferred to you.

Payment for Units	No payment is required for the restricted share units you are receiving.

Nature of Units

Your restricted share units are bookkeeping entries. They represent only the Company’s unfunded and unsecured promise to issue Ordinary Shares on a future date. As a holder of restricted share units, you have no rights other than the rights of a general creditor of the Company.

Settlement of Units

Each of your restricted share units will be settled when it vests (unless you and the Company have agreed to a later settlement date pursuant to procedures that the Company may prescribe at its discretion).

At the time of settlement, you will receive one Ordinary Share for each vested restricted share unit.

Vesting

The restricted share units that you are receiving will vest as shown in the Notice of Restricted Share Unit Award.

In addition, the restricted share units will vest in full if the Company is subject to a “Change in Control” (as defined in the Plan) before your Service terminates and the restricted share units are not assumed or replaced with a new award as set forth in Section 10.1 of the Plan. In addition, the restricted share units shall vest in full if the Company is subject to a Change in Control before your Service terminates, and you are subject to an Involuntary Termination (as defined below) within 24 months after the Change in Control.

For purposes of this Agreement, “Cause” means (i) the unauthorized use or disclosure of the confidential information or trade secrets of the Company, a Parent, a Subsidiary or an Affiliate, which use causes material harm to the Company, a Parent, a Subsidiary or an Affiliate, (ii) conviction of a felony under the laws of the United States or any

UK Form of RSU for Non-Executive Officers

state thereof, (iii) gross negligence or (iv) repeated failure to perform lawful assigned duties for thirty days after receiving written notification from the Board of Directors.

For purposes of this Agreement, “Involuntary Termination” means a termination of your Service by reason of:

(a) an involuntary dismissal or discharge by the Company (or Parent, Subsidiary or Affiliate employing you) for reasons other than for Cause; or

(b) your voluntary resignation following one of the following that is effected by the Company (or the Parent, Subsidiary or Affiliate employing you) without your consent (i) a change in your position with the Company (or the Parent, Subsidiary or Affiliate employing you) which materially reduces your level of responsibility, (ii) a material reduction in your base compensation or (iii) a relocation of your workplace by more than fifty miles from your workplace immediately prior to the Change in Control that also materially increases your one-way commute, provided that in either case a “separation from service” (as defined in the regulations under Code Section 409A) occurs. In order for your resignation under clause (b) to constitute an “Involuntary Termination,” all of the following requirements must be satisfied: (1) you must provide notice to the Company of your intent to resign and assert an Involuntary Termination pursuant to clause (b) within 90 days of the initial existence of one or more of the conditions set forth in subclauses (i) through (iii), (2) the Company (or the Parent, Subsidiary or Affiliate employing you) will have 30 days from the date of such notice to remedy the condition and, if it does so, you may withdraw your resignation or resign without any vesting acceleration, and (3) any termination of Service under clause (b) must occur within two years of the initial existence of one or more of the conditions set forth in subclauses (i) through (iii). Should the Company (or the Parent, Subsidiary or Affiliate employing you) remedy the condition as set forth above and then one or more of the conditions arises again within two years following the occurrence of a Change in Control, you may assert clause (b) again subject to all of the conditions set forth herein.

For purposes of this Agreement, “Service” means your continuous service as an Employee or Consultant.

Notwithstanding the foregoing, if you are or become eligible to participate in the Company’s Change in Control Severance Plan (the “Severance Plan”), the vesting acceleration provisions in the Severance Plan shall apply instead of those contained herein.

No additional restricted share units vest after your Service has

UK Form of RSU for Non-Executive Officers

terminated for any reason, except as set forth in the Severance Plan to the extent you are eligible for benefits thereunder. It is intended that vesting in the restricted share units is commensurate with a full-time work schedule. For possible adjustments that may be made by the Company, see the Section below entitled “Leaves of Absence and Part-Time Work.”

Forfeiture

If your Service terminates for any reason, then your restricted share units that have not vested before the termination date and do not vest as a result of the termination pursuant to this Agreement or as set forth on the Notice of Restricted Share Unit Award will be forfeited. This means that the restricted share units will revert to the Company. You receive no payment for restricted share units that are forfeited. The Company determines when your Service terminates for all purposes of your restricted share units.

Leaves of Absence and Part-Time Work

For purposes of this award, your Service does not terminate when you go on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company (or the Parent, Subsidiary or Affiliate employing you) in writing. If your leave of absence (other than a military leave) lasts for more than 6 months, then vesting will be suspended on the day that is 6 months and 1 day after the leave of absence began. Vesting will resume effective as of the second vesting date after you return from leave of absence provided you have worked at least one day during that vesting period.

In the case of all leaves, your Service terminates when the approved leave ends, unless you immediately return to active work.

If you and the Company (or the Parent, Subsidiary or Affiliate employing you) agree to a reduction in your scheduled work hours, then the Company reserves the right to modify the rate at which the restricted share units vest, so that the rate of vesting is commensurate with your reduced work schedule.

The Company shall not be required to adjust any vesting schedule pursuant to this subsection.

Share Certificates

No Ordinary Shares shall be issued to you prior to the date on which the restricted share units vest. After any restricted share units vest pursuant to this Agreement, the Company shall promptly cause to be issued in book-entry form, registered in your name or in the name of your legal representatives, beneficiaries or heirs, as the case may be, in the register of members of the Company, the number of Ordinary Shares representing your vested restricted share units. No fractional shares shall be issued.

Section 409A

Unless you and the Company have agreed to a deferred settlement date (pursuant to procedures that the Company may prescribe at its discretion), settlement of these restricted share units is intended to be

UK Form of RSU for Non-Executive Officers

exempt from the application of Code Section 409A pursuant to the “short-term deferral exemption” in Treasury Regulation 1.409A-1(b)(4) and shall be administrated and interpreted in a manner that complies with such exemption.

Notwithstanding the foregoing, to the extent it is determined that settlement of these restricted share units is not exempt from Code Section 409A as a short-term deferral or otherwise and the Company determines that you are a “specified employee,” as defined in the regulations under Code Section 409A, at the time of your “separation from service,” as defined in those regulations, then any restricted share units that otherwise would have been settled during the first six months following your separation from service will instead be settled on the first business day following the earlier of the six-month anniversary of your separation from service or your death, unless the event triggering vesting is an event other than your separation from service.

No Shareholder Rights

The restricted share units do not entitle you to any of the rights of a shareholder of Ordinary Shares (except as set forth below under “Dividend Equivalent Rights”). Upon settlement of the restricted share units into Ordinary Shares, you will obtain full voting and other rights as a shareholder of the Company.

Dividend Equivalent Rights

In the event the Company pays a cash dividend on its Ordinary Shares, in accordance with the memorandum and articles of association of the Company and subject to applicable law, prior to the vesting and settlement of these restricted share units, the Company shall credit you with a dollar amount equal to (i) the per share cash dividend paid by the Company on one Ordinary Share multiplied by (ii) the total number of Ordinary Shares underlying the unvested restricted share units that are outstanding on the record date for that dividend (a “Dividend Equivalent Right”). Any Dividend Equivalent Rights credited pursuant to the preceding sentence shall be subject to the same terms and conditions, including vesting, as the restricted share units to which they relate; provided, however, that they will be paid in cash, subject to availability of sufficient profits or share premium of the Company, upon vesting of the underlying restricted share units. No crediting of Dividend Equivalent Rights shall be made with respect to any restricted share units which, as of the record date for that dividend, have either vested and settled or were forfeited in accordance with this Agreement.

Units Restricted

You may not sell, transfer, pledge or otherwise dispose of any restricted share units or rights under this Agreement other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, you may designate a beneficiary or beneficiaries to receive any property distributable with respect to the restricted share units

UK Form of RSU for Non-Executive Officers

upon your death. A beneficiary designation must be filed with the Company on the proper form.

Taxes

No shares will be distributed to you unless you have made arrangements acceptable to the Company (and/or the Parent, Subsidiary or Affiliate employing you) to pay any Tax Liabilities that may be due as a result of the vesting and/or settlement of this award. Prior to the relevant taxable event, you shall pay or make adequate arrangements satisfactory to the Company (and/or the Parent, Subsidiary or Affiliate employing you) to satisfy the Tax Liabilities.

You authorize the Company to instruct the broker whom it has selected for this purpose to sell a number of Ordinary Shares to be issued upon the vesting of your restricted share units or a lesser number necessary to meet the Tax Liabilities. Such sales shall be effected at a market price following the date that the restricted share units vest (unless you and the Company have agreed to a later settlement date pursuant to procedures that the Company may prescribe at its discretion).

You acknowledge that the proceeds of any such sale may not be sufficient to satisfy the Tax Liabilities. To the extent the proceeds from such sale are insufficient to cover the Tax Liabilities, the Company (or the Parent, Subsidiary or Affiliate employing you) may in its discretion (a) withhold the balance of the Tax Liabilities from your wages or other cash compensation paid to you by the Company (or the Parent, Subsidiary or Affiliate employing you) and/or (b) withhold in Ordinary Shares, provided that the Company only withholds an amount of shares not in excess of the amount necessary to satisfy the minimum withholding amount. The fair market value of withheld shares, determined as of the date taxes otherwise would have been withheld in cash, will be applied against the Tax Liabilities. If the Company satisfies the Tax Liabilities by withholding a number of Ordinary Shares as described above, you are deemed to have been issued the full number of shares subject to the award of restricted share units.

Rule 10b5-1 Plan

You acknowledge that the instruction to the broker to sell in the foregoing section is intended to comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Securities Exchange Act of 1934 (the “Exchange Act”), and to be interpreted to comply with the requirements of Rule 10b5-1(c)(1) under the Exchange Act (a “10b5-1 Plan”). This 10b5-1 Plan is adopted to be effective as of the first date on which the restricted share units vest. This 10b5-1 Plan is being adopted to permit you to sell a number of shares awarded upon the vesting of restricted share units sufficient to pay the Tax Liabilities that become due as a result of this award or the vesting of the restricted share units or, if you elect within thirty days following notification via the broker whom the Company has selected for this purpose of your restricted

UK Form of RSU for Non-Executive Officers

share unit award, to permit you to sell all of the vested restricted share units. You hereby appoint the Company as your agent and attorney-in-fact to instruct the broker with respect to the number of shares to be sold under this 10b5-1 Plan.

You hereby authorize the broker to sell the number of Ordinary Shares determined as set forth above and acknowledge that the broker is under no obligation to arrange for such sale at any particular price. You acknowledge that the broker may aggregate your sales with sales occurring on the same day that are effected on behalf of other Company employees pursuant to sales of shares vesting under Company options, restricted share awards or restricted share unit awards and your proceeds will be based on a blended price for all such sales. You acknowledge that you will be responsible for all brokerage fees and other costs of sale, and you agree to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale. You acknowledge that it may not be possible to sell Ordinary Shares during the term of this 10b5-1 Plan due to (a) a legal or contractual restriction applicable to you or to the broker, (b) a market disruption, (c) rules governing order execution priority on the Nasdaq Global Market, (d) a sale effected pursuant to this 10b5-1 Plan that fails to comply (or in the reasonable opinion of the broker’s counsel is likely not to comply) with Rule 144 under the Securities Act of 1933, if applicable, or (e) if the Company determines that sales may not be effected under this 10b5-1 Plan. You acknowledge that this 10b5-1 Plan is subject to the terms of any policy adopted now or hereafter by the Company governing the adoption of 10b5-1 plans.

Restrictions on Issuance	The Company will not issue shares to you if the issuance of shares at that time would violate any law or regulation.

Restrictions on Resale

You agree not to sell any Ordinary Shares you receive under this Agreement at a time when applicable laws, regulations, Company trading policies (including the Company’s Insider Trading Policy, a copy of which can be found on the Company’s intranet) or an agreement between the Company and its underwriters prohibit a sale. This restriction will apply as long as your Service continues and for such period of time after the termination of your Service as the Company may specify.

No Retention Rights

Your award or this Agreement does not give you the right to be employed or retained by the Company (or a Parent, Subsidiary or Affiliate) in any capacity. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate your Service at any time, with or without cause.

Recoupment Policy	This award, and the shares acquired upon settlement of this award, shall

UK Form of RSU for Non-Executive Officers

be subject to any Company recoupment policy in effect from time to time.

Adjustments	In the event of a share split, a share dividend or a similar change in the Ordinary Shares, the number of restricted share units may be adjusted pursuant to the Plan.

Effect of Significant Corporate Transactions

If the Company is a party to a merger, consolidation or certain change in control transactions, then this award will be subject to the applicable provisions of Article XI of the Plan, provided that any action taken must either (a) preserve the exemption of your restricted share units from Section 409A of the Code or (b) comply with Section 409A of the Code.

Applicable Law	This Agreement will be interpreted and enforced with respect to issues of contract law under the laws of the Cayman Islands (without regard to its choice-of-law provisions).

The Plan and Other Agreements

The text of the Plan and the UK Addendum thereto are incorporated in this Agreement by reference. A copy of the Plan is available on the Company’s intranet or by request to the Finance Department. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Plan and the UK Addendum thereto.

This Agreement, the Notice of Restricted Share Unit Award, the Plan and the UK Addendum thereto constitute the entire understanding between you and the Company regarding this award. Any prior agreements, commitments or negotiations concerning this award are superseded. This Agreement may be amended only by another written agreement between the parties.

BY ACCEPTING THIS RESTRICTED SHARE UNIT AWARD, YOU AGREE TO

ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE, IN THE PLAN AND THE UK ADDENDUM.